Exhibit 3.15

BY-LAWS
OF
THE REGENCY ORGANIZATION, INC.

ARTICLE I
Name, Registered Office and
Registered Agent

     Section 1. Name. The name of this corporation is J. E. H. INVESTMENT CORPORATION.

     Section 2. Registered Office and Registered Agent. The address of the registered office of this corporation and the agent at said address is JOHN E. HUDSON, 5623 U.S. 19, Suite 101, New Port Richey, FL 33552.

ARTICLE II
Seal and Fiscal Year

     Section 1. Seal. The seal of this corporation shall have inscribed on it the name of this corporation, the date of its organization and the words “Corporate Seal, State of Florida”.

     Section 2. Fiscal Year. The fiscal year of this corporation be determined by the Board of Directors upon filing the tax return of the corporation.

ARTICLE III
Shareholders’ Meetings

     Section 1. Place of Meetings. Meetings of the shareholders shall be held at the office of the corporation or at any other place (within or without the State of Florida) that the Board of Directors or shareholders may from time to time select.

     Section 2. Annual Meeting. An annual meeting of the shareholders shall be held on the second Wednesday in February of each year, if not a legal holiday, and if a legal holiday, then on the next secular day following that which is not a legal holiday, at 10:00 a.m., and the shareholders shall elect a Board of Directors and transact other business. If an annual meeting has not been called and held within six (6) months after the time designated for it, any shareholders may call it.

     Section 3. Special Meetings. Special meetings of the shareholders may be called by the President, by a majority of the Board of Directors, or by the holders of one-tenth (1/10) or more of the shares outstanding and entitled to vote.

     Section 4. Notice of Meetings. A written or printed notice of shareholders’ meetings, stating the place, date and hour of the meeting, and in case of a special meeting, the purpose or purposes of the meeting shall be given by the Secretary of the corporation, or by the person authorized to call the meeting, to each shareholder of record entitled to vote at the meeting. This notice shall be sent at least ten (10) business days, but not more than sixty (60) business days before the date named for the meeting (unless a greater period of notice is required by law in a particular case) to each shareholder by United States mail, or by telegram, charges prepaid, to his address appearing on the books of the corporation.

     Section 5. Waiver of Notice. A shareholder, either before or after a shareholders’ meeting, may waive notice of the meeting, which waiver of notice must be in writing, and his waiver shall be deemed the equivalent of giving notice. Attendance at a shareholders’ meeting, either in person or by proxy, of a person entitled to notice shall constitute a waiver of notice of the meeting unless he attends for the express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.

     Section 6. Voting Rights. Subject to the provisions of the laws of the State of Florida and to the Articles of Incorporation dealing with cumulative voting, each holder of capital stock in this corporation shall be entitled at each shareholders’ meeting to one (1) vote for every share of stock standing in his name on the books of the corporation; but transferees of shares that are transferred on the books of the corporation within ten (10) days next preceding the date set for a meeting shall not be entitled to notice of or to vote at the meeting.

     Section 7. Proxies. A shareholder entitled to vote may vote in person or by proxy executed in writing by the shareholder or his attorney-in-fact. A proxy shall not be valid after eleven (11) months from the date of its execution unless a longer period is expressly stated.

     Section 8. Quorum. The presence in person or by proxy of the holders of a majority of the shares outstanding and entitled to vote shall constitute a quorum at shareholders’ meetings, but in no event can a quorum consist of less than one-third (1/3) of the shares entitled to vote. At a duly organized meeting shareholders present can continue to do business until adjournment even though enough shareholders withdraw to leave less than a quorum. The affirmative vote of a majority of the shares present and entitled to vote shall be the act of the shareholders.

     Section 9. Adjournments. Any meeting of shareholders may be adjourned. Notice of the adjourned meeting or of the business to be transacted there, other than by announcement at the meeting at which the adjournment is taken shall not be necessary. If, however, after the adjournment the board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given in compliance with Section 4 hereof to each shareholder of record of the new record date entitled to vote at such meeting. At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

     Section 10. Informal Action by Shareholders. Any action that may be taken at a shareholders’ meeting may be taken without a meeting if a consent in writing, setting forth the action, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and filed with the Secretary of the corporation. Within ten (10) days after obtaining such authorization by written consent, notice must be given to those shareholders who have not consented in writing to such action taken.

     Section 11. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of, or to vote, at any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made, as provided herein, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

     Section 12. Voting Lists. The officer or agent having charge of the stock transfer books for shares of a corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by each. Such list shall be kept on file at the registered office of the corporation, or at the office of the transfer agent or registrar of the corporation for a period of ten (10) days prior to such meeting, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall: be subject to the inspection of any shareholder at any time during the meeting.

ARTICLE IV
The Board of Directors

     Section 1. Number, Qualification and Term. The business and affairs of the corporation shall be managed by a board of not less than one (1), nor more than three (3) directors, none of whom need be a resident in the State of Florida or hold shares in this corporation. Each director, except one, appointed to fill a vacancy shall serve for one (I) year and until his successor shall be elected and shall qualify.

     Section 2. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors. A director elected to fill a vacancy shall hold office until the next election of directors.

     Section 3. Compensation. Directors shall not receive a salary for their services but, by resolution of the Board, a fixed sum and expenses of attendance may be allowed for attendance at each meeting of the Board. A director may serve the corporation in a capacity other than director and receive compensation for the services rendered in that other capacity.

     Section 4. Removal. The entire Board of Directors, or any individual director, may be removed from office without assignment of cause by a majority vote of the outstanding shares of all classes of stock entitled to vote. Any director may be removed for cause by a majority vote of the outstanding shares of all classes of stock entitled to vote exclusive of his own shares, if he shall be a shareholder.

     Section 5. Place of Meetings. All meetings of the Board of Directors may be held at the offices of the corporation or at any place within or without the State of Florida that a majority of directors may by resolution select.

     Section 6. Annual Meeting. The Board of Directors shall meet each year immediately after the annual meeting of the shareholders at the place that meeting has been held to elect officers and consider other business.

     Section 7. Notice of Meetings. Notice of the annual meeting of the Board of Directors need not be given. Written notice of each special meeting, setting forth the time and place of such meeting, and stating the purpose of such meeting, shall be given to each director at least twenty-four (24) hours before the meeting. This notice may be given either personally or by sending a copy of the notice through the United States mail or by telegram, charges prepaid, to the address of each director appearing on the books of the corporation.

     Section 8. Waiver of Notice. A director may waive in writing notice of a special meeting or annual meeting of the board either before or after the meeting, and his waiver shall be deemed the equivalent of giving notice. Attendance of a director at any meeting shall constitute waiver of notice of that meeting, unless he attends for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened.

     Section 9. Quorum. Unless otherwise provided for in the Articles of Incorporation, at meetings of the Board of Directors a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business. If a quorum is present, the acts of a majority of the directors in attendance shall be the acts of the Board. Members of the Board of Directors (or an Executive Committee) shall be deemed present at any meeting if a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other is used.

     Section 10. Adjournment. A meeting of the Board of Directors may be adjourned. Notice of the adjourned meeting or of the business to be transacted there, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

     Section 11. Informal Action. If all the directors severally or collectively consent in writing to any action taken, or to be taken by the corporation, and the writing or writings evidencing their consent are filed with the Secretary of the corporation, the action shall be as valid as though it had been authorized at a meeting of the Board.

ARTICLE V
Executive Committee

     The Board of Directors may designate an Executive Committee, or one or more other committees, each to consist of two (2) or more of the directors of the corporation. Such committee shall consult with and advise the officers of the corporation in the management of its business, and shall have such powers as can be lawfully delegated by the Board of Directors. Regular meetings of the Executive or other committee may be held without notice at such time and place as shall be determined by such committee. At all such meetings, a majority of the members shall constitute a quorum for the transaction of business. The committee shall keep minutes of their proceedings and report to the Board of Directors. The members of the Executive Committee, or any other committee, may be paid such compensation as is authorized by the Board of Directors and as would be paid to the directors themselves.

ARTICLE VI
Officers, Agents and Employees

     Section 1. Officers. The executive officers of the corporation shall be chosen by the Board of Directors and shall consist of a President, Secretary and Treasurer. Other officers, such as Vice-Presidents, assistant officers, agents or employees that the Board of Directors from time to time may deem necessary may be elected by the Board or be appointed in a manner prescribed. Two (2) or more offices may be held by the same person. Officers shall hold office until their successors are chosen and have qualified, unless they are sooner removed from office as provided in these By-Laws.

     Section 2. Vacancies. When a vacancy occurs in one of the executive offices by death, resignation or otherwise, it shall be filled by the Board of Directors. The officer so selected shall hold office until his successor is chosen and qualified.

     Section 3. Salaries. The Board of Directors shall fix the salaries, if any, of the officers of the corporation even though all or some of the Directors shall be officers. The salaries of other agents and employees of the corporation may be fixed by the Board of Directors or by an officer to whom that function has been delegated.

     Section 4. Removal of Officers and Agents. An officer or agent of` the corporation be removed by a majority vote of the Board of Directors, whenever in their judgment the best interests of the corporation will be served by the removal. The removal shall be without prejudice to the contract rights, if any, of the persons so removed.

     Section 5. President: Powers and Duties. The President shall be the chief executive officer of the corporation and shall have general supervision of the business of the corporation. He shall preside at all meetings of shareholders and directors and discharge the duties of a presiding officer, shall present at each annual meeting of the shareholders a report of the business of the corporation for the preceding fiscal year, and shall perform whatever other duties the Board of Directors may from time to time prescribe.

     Section 6. Vice-President: Powers and Duties. The Vice-President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. He shall also perform whatever duties and have whatever powers the Board of Directors may from time to time assign him.

     Section 7. Secretary: Powers and Duties. The Secretary shall attend all meetings of the directors and of the shareholders and shall keep or cause to be kept a true and complete record of the proceedings of those meetings. He shall keep the corporate seal of the corporation and when directed by the Board of Directors shall affix it to any instrument requiring it. He shall give, or cause to be given, notice of all meetings of the directors or of the shareholders and shall perform whatever additional duties the Board of Directors and the President may from time to time prescribe.

     Section 8. Treasurer: Powers and Duties. The Treasurer shall have custody of corporate funds and securities. He shall keep full and accurate accounts of receipts and disbursements and shall deposit all corporate monies and other valuable effects in the name and to the credit of the corporation in a depositary or depositaries designated by the Board of Directors. He shall disburse the funds of the corporation and shall render to the President or the Board of Directors, whenever they may require it, an account of his transactions as Treasurer and of the financial condition of the corporation.

     Section 9. Delegation of Duties. Whenever an officer is absent or whenever for any reason the Board of Directors may deem it desirable, the Board may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.

ARTICLE VII
Share Certificates and the Transfer of
Shares

     Section 1. Share Certificates. The share certificates shall be in a form approved by the Board of Directors. Each certificate shall be signed by the President and Secretary and shall be stamped with the corporate seal.

     Section 2. Registered Shareholders. The corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by the laws of Florida, shall not be bound to recognize any equitable or other claim to or interest in the shares.

     Section 3. Transfers of Shares. Shares of the corporation shall only be transferred on its books upon the surrender to the corporation of the share certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. In that event, the surrendered certificates shall be cancelled, new certificates issued to the person entitled to them, and the transaction recorded on the books of the corporation.

     Section 4. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of a certificate alleged to have been destroyed or lost if the owner makes an affidavit that it is destroyed or lost. The Board, in its discretion, may as a condition precedent to issuing the new certificate, require the owner to give the corporation a bond as indemnity against any claim that may be made against the corporation on the certificate allegedly destroyed or lost.

     Section 5. Stock Transfer Restriction. Unless there is a written agreement among the shareholders restricting the transfer of the stock of the company, such transfer shall be restricted as provided in this Section 5.

          (a) Offer. No holder of any stock in the company who acquired that stock or an interest therein shall hold or dispose of any stock in the company except in conformity with these By-Law provisions.

          (b) Requirement of Offer. A written offer to the company shall be made prior to any proposed passage or disposition of stock whatsoever, including, but not limited to, passage or disposition by sale, delivery, assignment, gift, exchange, transfer, distribution by an executor or administrator, or distribution by a trustee. In the case of the death of any person owning stock in the company, his executor or administrator shall make a written offer to the company prior to any distribution, passage or disposition of stock, but in any event within two

(2) years after the date of death. In case of the passage or disposition of stock in any voluntary or involuntary manner whatsoever, including but not limited to, passage or disposition in the manner mentioned above as well as under judicial order, legal process, execution, attachment, enforcement or a pledge, trust, or encumbrance or sale under any of them, the purchaser or one to whom the stock passes or is disposed of, shall make a written offer to the company within thirty (30) days after the passage or disposition, if an offer had not previously been made in connection with that passage or disposition.

     Any shareholder whose employment with the company or its subsidiaries terminates for any reason whatsoever, voluntarily or involuntarily, shall be considered as of the date of such termination of employment, to have made an offer under this subsection (b) of all of his shares of stock subject to the agreement as to purchase price stated in Section 3. No further notice need be given by that shareholder.

          (c) Option. The company shall thereupon have the option for thirty (30) days, after receipt by the company of notice as aforesaid, to purchase said shares for the company at the book value thereof. The term “book value” shall mean the value of the capital stock of the corporation as shall be determined by and in accordance with generally accepted accounting principles, giving due regard to prior accounting methods of the corporation. The date of termination of “book value” shall be the last day of the month of the calendar month immediately preceding the making of the transferor’s offer or the decedent stockholder’s offer, whichever shall apply.

          (d) Arbitration as to Value of Stock. If the parties are unable to agree as to the “book value” of the shares, the matter shall be submitted by the shareholders to arbitration as follows:

     Each shareholder shall appoint a Certified Public Accountant and the two (2) Certified Public Accountants shall then appoint a third Accountant, and the decision of a majority of the Certified Public Accountants shall be final and binding upon the shareholders, their executors, administrators and personal representatives. The cost of such accounting shall be borne equally by the parties unable to reach agreement hereunder.

          (e) Option to Purchase Stock by Shareholders. If the offer to sell the shares is not accepted by the corporation, then the remaining shareholders may, prorata within thirty (30) days of the rejection, in writing, of the offer by the corporation, have the option to purchase all of the shares of stock owned by the transferor. If any shareholder elects not to purchase his/hers/its prorata share, the remaining shareholders shall have the right to acquire those shares. The notice to elect to purchase shall be in writing and shall be given to the transferor by the corporation or the shareholder(s) and shall specify a date for the closing of the purchase, which shall not be more than thirty (30) days after the date of said notice.

          (f) Lapse and Renewal of Option. If the offer to sell is not accepted by either the corporation or any of the remaining shareholders, the transferor shall then have sixty (60) days within which to sell his shares to an outside party. If within such sixty (60) days he does not sell or has not contracted in writing to sell his shares, then the option to purchase the shares shall be renewed and reinstated as provided hereinabove, and any shareholder desiring to sell his shares shall be required to offer his shares of stock first to the corporation and then to the remaining shareholders at the price and on the terms hereinafter provided.

          (g) Stock Endorsement. Each share of stock issued subject to these By-Laws shall be endorsed as follows:

     “The shares evidenced by this certificate are subject to certain restrictions and options in regard to its purchase, pledge, hypothecation, gift or transfer by the provisions of an article of the By-Laws, a copy of which is on file in the offices of the corporation.”

ARTICLE VIII
Special Corporate Acts

     Section 1. Execution of Written Instruments. Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts of the corporation, promissory notes, deeds, mortgages, assignments, satisfactions, and other evidences of indebtedness of the corporation, and other corporate instruments or documents, shall be executed, signed or endorsed by the President or any Vice President or chief executive officer and sealed with the common or corporate seal of the corporation.

     Section 2. Signing of Checks and Notes. Checks, notes, drafts and demands for money shall be signed by the officer or officers from time to time designated by the Board of Directors.

     Section 3. Voting Shares Held in Other Corporations. In the absence of other arrangements by the Board of Directors, shares of stock issued by any other corporation and owned or controlled by this corporation may be voted at any shareholders’ meeting of the other corporation by the President of this corporation or, if he is not present at the meeting, by the Vice President of this corporation; and in the event neither the President nor the Vice-President is to be present at a meeting, the shares may be voted by such person as the President and Secretary of the corporation shall be duly executed proxy designate to represent the corporation at the meeting.

ARTICLE IX
Amendments

     The power to amend or repeal the By-Laws or to adopt a new code of By-Laws is reserved to the shareholders.

ARTICLE X
Unreasonable Compensation

     Any payments made to an officer of the corporation such as salary, commission, bonus, interest or rent or entertainment expense incurred by him which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the directors as a board to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

ARTICLE XI
Indemnification

     The corporation may be empowered to indemnify any officer or director, or any former officer or director, by a majority vote of a quorum of directors, or by a majority vote of a quorum of shareholders, who were not parties to such action, suit or proceeding, in the manner provided in Section 607.014 of the Florida Statutes, as amended. If such indemnification is authorized by the directors or shareholders, expenses incurred in defending such civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding in the manner described in Subsection 5 of Section 607.014 of the Florida Statutes,

as amended, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless he or she is found to be entitled to such indemnification.

ARTICLE XII
Loans

     No loans shall be contracted on behalf of the corporation, and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

ARTICLE XIII
Long-Term Employment Contracts

     The Board of Directors may authorize the corporation to enter into employment contracts with any executive officer for periods longer than one (1) year and any charter or By-Law provision for annual election shall be without prejudice to contract rights, if any, of the executive officer under such contracts.

ARTICLE XIV
Books and Records

     Section 1. Books and Records. This corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committee of directors. It shall keep at its registered office or principal place of business a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series, if any, of the shares held by each.

     Section 2. Shareholders’ Inspection Rights. Any person who shall have been a holder of record of one quarter (1/4) of one (1%) percent of shares, or of voting trust certificates therefor at least six (6) months immediately preceding his demand, or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five (5%) percent of the outstanding shares of any class or series of a corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, its relevant books and records of accounts, minutes and records of shareholders, and to make extracts therefrom.

     Section 3. Financial Information. Not later than four (4) months after the close of each fiscal or calendar year, this corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the corporation as of the date of its fiscal or calendar year, and a profit and loss statement showing the results of the operations of the corporation during its fiscal or calendar year.

     Upon written request of any shareholder or holder of voting trust certificates for shares of the corporation, the corporation shall mail to such shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

     The balance sheets and profit and loss statements shall be filed in the registered office of the corporation, kept for at least five (5) years, and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

ARTICLE XV
Loans to Officers

     The corporation may lend money to, guarantee any obligation of, or otherwise assist any officer of the corporation, or of a subsidiary, including any officer who is a director of the corporation or of a subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve including, without limitation, a pledge of shares of stock of the corporation.

ARTICLE XVI
Record Date

     The Board of Directors is authorized, from time to time, to fix in advance a date not more than forty (40) nor less than ten (10) business days before the date of any meeting of stockholders, or not more than forty (40) days prior to the date for the payment of any dividend or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect, or a date in connection with the obtaining of the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment, or to exercise the rights in respect of any such change, conversion or exchange of stock, or to give such consent; and in such case such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, or to receive payment of such dividends, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

ARTICLE XVII
Dividends

     The Board of Directors may from time to time declare, and the corporation may pay dividends on its outstanding shares of capital stock, in the manner, and upon the terms and conditions provided by the Articles of Incorporation and By-Laws. Dividends may be paid in cash, property, or in shares of stock, subject to the provisions of the Articles of Incorporation and to law.

ARTICLE XVIII
Deadlock

     A. Should deadlock, dispute or controversy arise among the shareholders or directors of the corporation in regard to matters of management and company policy or matters arising under the provisions of the charter and should the shareholders, by using their legal power and influence as shareholders, be unable to resolve such deadlock, dispute or controversy, the matter shall be submitted by the shareholders to arbitration.

     B. Should the shareholders or directors be unable to agree as to the scope of this provision or the application of this provision to the deadlock, dispute or controversy at issue, the scope and applicability of this provision shall be determined by the arbitrator.

     Notice shall be given by such objecting or dissenting shareholder(s) that such deadlock exists within fifteen (15) business days of such deadlock, by certified mail, postage prepaid, addressed to the remaining shareholder(s) at the addresses listed on the corporate books.

     C. The shareholders shall then select an arbitrator within sixty (60) days of the receipt of such notice of deadlock, upon a unanimous vote of the shares of stock outstanding and entitled to vote. The shareholders shall reserve the right to replace the arbitrator by unanimous vote of the shares outstanding and entitled to vote.

     D. Should the shareholders be unable to select an arbitrator or a successor arbitrator, the deadlock, dispute or controversy shall be resolved in accordance with the Florida Arbitration Code, Section 682 of the Florida Statutes.

     E. The decision of the arbitrator shall be final and binding upon all shareholders. The shareholders shall vote their shares as the arbitrator shall direct.

     F. To enforce these provisions, the arbitrator may obtain an injunction from a court having jurisdiction to direct the shareholders to vote as the arbitrator has determined.

     G. After arbitration and settlement, should matters in controversy continue to arise, the arbitrator shall determine when arbitration shall no longer reasonably resolve the deadlock, dispute or controversy. Upon the making of such a determination by the arbitrator, the objecting shareholder(s) shall offer for sale, first to the corporation and then to the remaining shareholders his or her stock interest in the corporation upon the terms of sale and methods of valuation provided for in these By-Laws. If the value or terms of sale be disputed, this matter shall be submitted to arbitration as provided hereinabove.

     H. The corporation and the remaining shareholder(s) shall each have sixty (60) days to exercise their option to purchase the shares of the objecting shareholder(s). Should the corporation or the remaining shareholder(s) refuse to exercise their option to purchase the shares of the objecting shareholder(s), the shareholder(s), upon the written demand of the objecting shareholder(s), shall unanimously vote to voluntarily dissolve the corporation. Should a shareholder refuse to vote his stock in this manner, the arbitrator may obtain an injunction from a court of competent jurisdiction to direct the shareholder to so vote.

ARTICLE XIX
Interested Directors

     A. No contract or other transaction between a corporation and one (1) or more of its directors, or between a corporation and any other corporation, firm, association or other entity in which one or more of its directors are directors or officers, or are financially interested, shall be either void or voidable for this reason alone or by reason alone that such director or directors are present at the meeting of the Board of Directors, or of a committee thereof, which approves such contract or transaction, or that his or their votes are counted for such purposes:

          1. If the fact of such common directorship, officership or financial interest is disclosed or known to the Board or Committee, and the Board or Committee approves such contract or transaction by vote sufficient for such purpose without counting the vote or votes of such interested director or directors; or

          2. If such common directorship, officership or financial interest is disclosed or known to be shareholders entitled to vote thereon, and such contract or transaction is approved by vote of the shareholders; or

          3. If the contract or transaction is fair and reasonable as to the corporation at the time it is approved by the Board, a committee or the shareholders.

     B. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which approves such contract or transaction.

Dated:   January 25th, 1984

J. E. H. INVESTMENT CORPORATION

BY:   /s/ John E. Hudson
     JOHN E. HUDSON, President

The Regency Organization

Additional By-Law of the Corporation

By-Law Requiring Reimbursement

     Any payments made to an officer of the Corporation such as a salary, commission, bonus, interest or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer of the Corporation to the full extent of such disallowance. It shall be the duty of the Directors, as a Board, to enforce payments of each amount disallowed. In lieu of payment by the officer, subject to the determination of the Directors, proportionate amounts may be withheld from their future compensation payments until the amount owed to the Corporation has been recovered.

The Regency Organization, Inc.,
a Florida corporation

	BY:	/s/ John E. Hudson
John E. Hudson, President
Witnesses:

/s/ Marianne Spozate

/s/ [illegible]